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INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Multi-State Limited Maturity Municipal Series Trust:



We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-50417 of our report dated September 12, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP


Princeton, New Jersey


November 25, 1997